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                                                                   EXHIBIT 10.55

                          REVOLVING LINE OF CREDIT NOTE

$ 1,000,000.00                                           Indianapolis, Indiana
                                                         Date: February 27, 2003

         FOR VALUE RECEIVED, BEASLEY FOOD SERVICE, INC., a Delaware corporation (hereinafter referred to as "Maker"), hereby promises to pay on or before maturity, whether by acceleration, expiration or otherwise, to the order of OLD NATIONAL BANK, a national banking association having offices at 121 East Kirkwood Avenue, Bloomington, Indiana 47804 (hereinafter referred to as "Bank"), in lawful money of the United States of America, at the Bank's principal offices or at such other place or to such other party as the holder hereof may from time to time designate by written notice, the principal sum of One Million and No/100 Dollars ($1,000,000.00) or as much thereof as may then be outstanding and to pay interest as provided below:

         (a) Maker shall pay interest on the principal balance of this Note outstanding from time to time at a variable per annum rate equal to the sum of the Prime Rate plus One Hundred (100) Basis Points, which rate shall change concurrently with the Prime Rate. Maker shall pay accrued but unpaid interest on this Note commencing April 7, 2003 and on the same day of each calendar month period thereafter until maturity of the Note, whether by acceleration, demand or otherwise, at which time the unpaid balance of principal of this Note, together with all accrued but unpaid interest, costs and expenses, shall be due and payable in full.

         (b) After maturity or while there exists any uncured Event of Default, or in the event of acceleration hereunder or the exercise by the Bank of any remedies following any Event of Default under the Loan Documents, the rate of interest shall be increased to a per annum rate equal to the Prime Rate plus Four Hundred (400) Basis Points, which rate shall change concurrently with a change in the Prime Rate, compounded monthly until paid or until the Event of Default shall have been cured.

         If Maker fails to pay any amount due hereunder, or any fee in connection herewith, in full within Ten (10) days after its due date, Maker, in each case, will incur and shall pay a late charge equal to the greater of Twenty Dollars ($20.00) or Five Percent (5%) of the unpaid amount and an additional late charge for purposes of defraying the expense incidental to handling on the first day of each successive calendar month at the rate of Five Percent (5%) of such overdue amount with a minimum charge of Twenty and No/100 Dollars ($20.00) per month until any such installment, or portion thereof, has been paid in full. After acceleration of repayment of this Note by the Bank, the payment of a late charge will not cure or constitute a waiver of any Event of Default under this Note. Provided, however, nothing contained in this Note shall be construed as a waiver by the Bank or the holder of this Note of its option to declare a default if any payment of any monthly installment, or portion thereof, is not made when due, and the assessment of a late charge shall not affect the right of the Bank or the holder of this Note to increase the rate of interest as provided if all amounts are not paid when due.

         All amounts payable by Maker to the Bank under this Note shall be without relief from valuation and appraisement laws and with attorneys fees and costs of collection. Interest shall be calculated on the basis of a Three Hundred Sixty (360) day year over the actual number of days elapsed. If any payment of principal of or interest on this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest shall be payable at the applicable rate for the period of such extension.

         All amounts which shall be paid with respect to this Note shall be applied first to costs of collection and expenses reimbursable by Maker to the Bank, secondly to the payment of interest due monthly on the

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balance of the principal sum or so much thereof as shall from time to time remain unpaid, and the balance of each monthly payment shall be applied on account of principal.

         This Note evidences indebtedness incurred under a revolving line of credit loan extended to Maker by the Bank pursuant to that certain Credit Agreement entered into by Maker and Bank as of even date herewith, as the same may be amended from time to time ("Agreement"), the terms and provisions of which are incorporated herein by reference, to which reference is made for definitions of capitalized terms used but not otherwise defined herein, for the maturity of this Note, for the terms and conditions upon which payment of this Note may be accelerated and all amounts outstanding hereunder declared immediately due and payable, for the terms and conditions under which this Note may be renewed or advances, payments, readvances and repayments may be made during the term and prior to the maturity hereof for the interest rates and repayment terms of this Note, and for the security provided for the payment of this Note.

         This Note evidences a revolving line of credit ("Credit Line"). Advances under this Note shall be made only in accordance with a certain Cash Allocation Manager Agreement (the "CAM Agreement") executed or to be executed by Maker and Bank, the terms and provisions of which are incorporated into this Note by reference, until such time as Maker delivers its written notice to Bank of its determination to discontinue the cash management services provided to Maker by Bank pursuant to the CAM Agreement. All advances hereunder shall be effected by the persons authorized to write checks upon the "Accounts" as described in the CAM Agreement. In the event of a conflict between the provisions of the CAM Agreement, this Note, and any other document executed by Maker or any guarantors, endorsers or sureties in connection with this Line of Credit (collectively, the "Loan Documents"), the provisions of this Note shall control. In the event that Maker delivers its written notice to Bank to discontinue the cash management services under the CAM Agreement, then in such event, the advances, payment and repayment terms of this Note as contemplated by the CAM Agreement shall terminate and the original advance and repayment terms as contemplated in this Note, the Agreement and otherwise in accordance with the Bank's then current practices and policies shall resume as of the effective date of Maker's notice to Bank. At the request of Bank, Maker shall execute a new Promissory Note or amend this Note to effectuate the revised terms of the advances, payment and repayment terms applicable to the Maker thereafter.

         Maker agrees to be liable for all sums either (a) advanced in accordance with the CAM Agreement or the Loan Documents; or (b) credited to any of Maker's accounts with Bank. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements hereon or by Bank's internal records, including daily computer printouts. Bank will have no obligation to advance funds hereunder if (a) Maker or any guarantor is in default under the terms of this Note, any of the Loan Documents, or any other agreement that Maker or any guarantor has with Bank (including the CAM Agreement); (b) Maker or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantors' guaranty of this Note or any other loan to Maker extended by Bank; (d) Maker has applied funds provided pursuant to this Note for purposes other than those authorized by Bank; or (e) Bank in good faith deems itself insecure hereunder, the Loan Documents or under the CAM Agreement.

         Upon a failure by Maker to pay when due the principal of or interest on the indebtedness evidenced hereby or upon the occurrence of an Event of Default under or failure to comply with any of the terms, conditions, agreements or covenants of any Loan Documents which secure this Note or any other documents or agreements executed by Maker in connection with the indebtedness evidenced by this Note, all of the indebtedness evidenced by this Note and remaining unpaid balances of interest and expenses shall, at the option of the holder and without demand or notice, become immediately due and payable notwithstanding any term or condition in any of the Loan Documents to the contrary. This Note may also be declared due at the option of the holder hereof prior to its expressed maturity at the time, upon the terms and in the manner

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provided in the Loan Documents. Failure to exercise any such option shall not constitute a waiver of the right to exercise any such option if Maker is in default hereunder.

         Maker and all endorsers, sureties and guarantors hereof severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agree that this Note and any payment coming due under it may be extended from time to time without in any way affecting their liability hereunder. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, and shall be binding upon them and their heirs, personal representatives, successors, and assigns.

         The rights or remedies of the holder hereof as provided in this Note and the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together.

         Notwithstanding anything herein or in the Loan Documents to the contrary, no provision contained herein and no provision contained in any of the Loan Documents which purports to obligate Maker to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it requires the payment of any interest or other sums in excess of such maximum. In the event Maker shall at any time following the date hereof pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, such overpayments shall be deemed to be loans from Maker to the holder hereof, which loans shall be due and payable by the holder upon demand by Maker together with interest from the date or dates of such overpayments calculated at the same rate as Maker is required to pay under this Note, and the repayment of such loans by the holder hereof shall be the sole remedy at law or in equity of Maker for such overpayments.

         The person executing this Note for and on behalf of Maker hereby certifies that he is duly empowered by Maker and has been duly authorized by all necessary action on the part of Maker to execute and deliver this Note for and on behalf of Maker.

         Maker, together with any endorser, co-signor, guarantor or surety of this Note, agree to pay, and save the Bank or any holder of this Note harmless against, any liability for the payment of any costs and expenses, including reasonable attorneys fees, arising or incurred in connection with the enforcement by the Bank or any holder of the Note of any rights under this Note.

         Maker authorizes the Bank and its affiliates, without notice, to apply any balances, credits, deposits or moneys of Maker in the Bank's possession to payment of any of the foregoing. Time is of the essence of this Note and all other obligations of Maker to the Bank or any of its affiliates.

         THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MONROE, STATE OF INDIANA, OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF MONROE, STATE OF INDIANA. MAKER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT MAKER MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH

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         IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

                                         BEASLEY FOOD SERVICE, INC.

                                         By: /s/ Charles A. Beasley
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                                             Charles A. Beasley, President

WITNESS:

By: /s/ Jovita S. VanDerSnick
    ----------------------------
    Jovita S. VanDerSnick

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